EVERGREEN MONEY MARKET TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116




                                                             July 26, 1999



Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts  02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that the Evergreen U.S. Government Money Market Fund and Evergreen California Municipal Money Market Fund, each a series of Evergreen Money Market Trust, hereby elect to become Fund parties to such Agreement.

                          EVERGREEN MONEY MARKET TRUST
                          on behalf of:
                          Evergreen U.S. Government Money Market Fund
                          Evergreen California Municipal Money Market Fund


                       By:________________________________
                               Anthony J. Fischer
                               President

Accepted and Agreed:

EVERGREEN SERVICE COMPANY


By:___________________________
     Name:
     Title:
  Dated as of July 26, 1999